EXHIBIT 10.30

AMENDMENT NO. 1

TO THE

PURADYN FILTER TECHNOLOGIES INCORPORATED

(THE “COMPANY”)

 2018 EQUITY COMPENSATION PLAN

Section 4.1 of the Company’s 2018 Equity Compensation Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

4.1

Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be Twenty Million (20,000,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2019, by an amount equal to one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed One Hundred Thousand (100,000) shares of Common Stock.  If any share of Common Stock that have been granted pursuant to a Stock Option ceases to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock, Deferred Stock Award, or Other Stock-Based Award granted hereunder are forfeited or any such Award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and Awards under the Plan.

Except as provided herein, all other terms and conditions of the Plan remain in full force and effect.  The foregoing amendment was approved by the Company’s Board of Directors on March 25, 2019 pursuant to Section 11 of the Plan and by the Company’s stockholders on March 25, 2019.  All terms not otherwise defined herein shall have the same meaning as in the Plan.

PURADYN FILTER TECHNOLOGIES INCORPORATED

By:	/s/ Edward S. Vittoria
Edward S. Vittoria, Chief Executive Officer